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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 8-K/A
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                            ------------------------

                      JANUARY 18, 2000 (NOVEMBER 5, 1999)
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                               WILLIAM LYON HOMES
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                        0-18001                        33-0864902
 (STATE OR OTHER JURISDICTION            (COMMISSION                    (IRS EMPLOYER
      OF INCORPORATION)                  FILE NUMBER)               IDENTIFICATION NUMBER)

              19 CORPORATE PLAZA, NEWPORT BEACH, CALIFORNIA 92660
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                 (949) 640-6400
               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE

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

ITEM 1. NOT APPLICABLE.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On November 5, 1999, The Presley Companies ("Presley") through its subsidiaries and limited liability companies Presley Homes, WLPC, Inc. and PH Institutional Ventures purchased substantially all of the real estate assets and assumed substantially all of the related liabilities of William Lyon Homes, Inc. ("Old William Lyon Homes"), pursuant to the Purchase Agreement and Escrow Instructions, dated as of October 7, 1999, with Old William Lyon Homes, William Lyon and William H. Lyon.

     The real estate assets purchased from Old William Lyon Homes consist of 9 properties located in Northern California and 9 properties located in Southern California. The properties are all entitled. Generally, "entitled" land has a development agreement and/or vesting tentative map, or a final recorded plat or map from the appropriate county or city government. Development agreements and vesting tentative maps generally provide for the right to develop the land in accordance with the provisions of the development agreement or vesting tentative map unless an issue arises concerning health, safety or welfare.

     The total purchase price consisted of approximately $42.6 million in cash and the assumption of approximately $101.1 million of liabilities of Old William Lyon Homes. The purchase price was determined based on the value as of December 31, 1998 of the real property and related assets acquired. The parties intended that these assets, together with all income, receivables, escrow and other proceeds, purchase deposits, cash and other assets earned or received from any sale of any of these assets, including any assets acquired with sales proceeds, in the ordinary course of business since January 1, 1999 and through November 5, 1999 would inure to the buyers. These amounts were to be net of any amounts that have been used to pay or satisfy land acquisition or development costs, capital expenditures, principal or interest on indebtedness, accounts payable, accrued liabilities, employee wages and benefits, taxes, and other liabilities and operating expenses existing on December 31, 1998 and incurred in the ordinary course of business. Presley funded the asset purchase through borrowings from its existing working capital facility and the assumption of existing indebtedness on certain real estate projects that were acquired. The purchase of the assets was negotiated by a Special Committee of independent directors of Presley.

     Effective on November 5, 1999, Old William Lyon Homes changed its name to Corporate Enterprises, Inc. On December 29, 1999, The Presley Companies issued a Press Release, a copy of which is attached hereto as Exhibit 99.4, announcing that it would change its name to William Lyon Homes ("New William Lyon Homes" or the "Company") effective after the close of business on Friday, December 31, 1999 and that it would change its stock ticker symbol from PDC to WLS effective Monday, January 3, 2000. The Company's common stock continues to trade on the New York Stock Exchange.

     Corporate Enterprises, Inc. is owned by William Lyon and William H. Lyon. William Lyon is the Chairman of the Board of New William Lyon Homes. William Lyon and his affiliate own approximately 49.9% of the outstanding common stock of New William Lyon Homes.

ITEMS 3 AND 4. NOT APPLICABLE.

ITEM 5. OTHER EVENTS.

     On November 5, 1999, The Presley Companies issued a press release, a copy of which was previously filed as Exhibit 99.1 to the Company's Report on Form 8-K dated November 15, 1999 and incorporated herein by this reference, announcing the closing of the asset purchase and the approval by a majority of the outstanding Series A Common Stock and Series B Common Stock, voting together as a class, of the Certificate of Ownership and Merger, pursuant to which The Presley Companies merged with and into its wholly-owned subsidiary Presley Merger Sub, Inc.

     On November 11, 1999, The Presley Companies issued a Press Release, a copy of which was previously filed as Exhibit 99.2 to the Company's Report on Form 8-K dated November 15, 1999 and incorporated herein by this reference, announcing the consummation of the merger effective as of 12:01 a.m. on November 11, 1999 and the release of earnings for the quarter ended September 30, 1999 of $10,720,000 or $1.03 per share compared to $3,299,000 or $0.32 per share for the quarter ended September 30, 1998.

     On November 11, 1999, The Presley Companies issued a Press Release, a copy of which was previously filed as Exhibit 99.3 to the Company's Report on Form 8-K dated November 15, 1999 and incorporated herein by this reference, announcing the consummation of the merger and the conversion of the shares of Series A Common Stock and Series B Common Stock on a 1 for 5 exchange ratio into the new shares of Common Stock of the surviving corporation.

     Effective as of the effective time of the Merger on November 11, 1999, the shares of Common Stock issued by the surviving corporation were deemed registered pursuant to Section 12(b) of the 1934 Act.

ITEM 6. NOT APPLICABLE.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) and (b) Pro forma financial information required by Article 11 of Regulation S-X and the financial statements of William Lyon Homes, Inc. are included in a separate section of this Report on Form 8-K/A commencing on the page number specified below:

                         INDEX TO FINANCIAL STATEMENTS

                               WILLIAM LYON HOMES
                        (FORMERLY THE PRESLEY COMPANIES)

                                                              PAGE
                                                              ----
Unaudited Pro Forma Condensed Combined Financial
  Statements................................................    6
Unaudited Pro Forma Condensed Combined Balance Sheet as of
September 30, 1999..........................................    7
  Unaudited Pro Forma Condensed Combined Statement of Income
     for the Year Ended December 31, 1998...................    8
  Unaudited Pro Forma Condensed Combined Statement of Income
     for the Nine Months Ended September 30, 1999...........    9
  Notes to Unaudited Pro Forma Condensed Combined Financial
     Statements.............................................   10

                            WILLIAM LYON HOMES, INC.

Consolidated Financial Statements
Report of Independent Auditors..............................    12
  Consolidated Balance Sheets as of December 31, 1997 and
     1998, and September 30, 1999 (Unaudited)...............    13
  Consolidated Statements of Income for the Years Ended
     December 31, 1996, 1997 and 1998, and the Nine Months
     Ended September 30, 1998 and 1999 (Unaudited)..........    14
  Consolidated Statements of Stockholders' Equity for the
     Years Ended December 31, 1996, 1997 and 1998, and the
     Nine Months Ended September 30, 1999 (Unaudited).......    15
  Consolidated Statements of Cash Flows for the Years Ended
     December 31, 1996, 1997 and 1998, and the Nine Months
     Ended September 30, 1998 and 1999 (Unaudited)..........    16
  Notes to Consolidated Financial Statements................    17

     (c) EXHIBITS

Exhibit 10.2  Purchase Agreement and Escrow Instructions, dated as of
              October 7, 1999, by and among The Presley Companies, Presley
              Homes, William Lyon Homes, William Lyon and William H. Lyon
              (previously filed as Exhibit 10.2 to the Registration
              Statement on Form S-4 filed on October 7, 1999 and incorporated herein by this reference).
Exhibit 99.1  Press Release dated November 5, 1999 (previously filed as
              Exhibit 99.1 to the Company's Report on Form 8-K dated
              November 15, 1999 and incorporated herein by this reference).
Exhibit 99.2  Press Release dated November 11, 1999 (previously filed as
              Exhibit 99.2 to the Company's Report on Form 8-K dated
              November 15, 1999 and incorporated herein by this reference).
Exhibit 99.3  Press Release dated November 11, 1999 (previously filed as
              Exhibit 99.3 to the Company's Report on Form 8-K dated
              November 15, 1999 and incorporated herein by this reference).
Exhibit 99.4  Press Release dated December 29, 1999.

ITEMS 8 AND 9. NOT APPLICABLE.

                                   SIGNATURE

     Pursuant to the requirements of Section 13 and 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 18, 2000                   WILLIAM LYON HOMES,
                                          a Delaware corporation

                                          By:    /s/ DAVID M. SIEGEL
                                              ----------------------------------
                                          Name: David M. Siegel
                                          Title:  Senior Vice President, Chief
                                                  Financial Officer and
                                                  Treasurer

                             THE PRESLEY COMPANIES

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     On November 11, 1999, The Presley Companies merged with and into a wholly owned subsidiary, Presley Merger Sub, Inc. which became the surviving entity in the merger and was renamed The Presley Companies (the "Old Company"). The merger resulted in the recordation of Presley's assets and liabilities on the books of the Old Company at their historical cost basis. Accordingly, the consolidated financial position of the Old Company immediately following the merger was the same as the consolidated financial position of Presley immediately prior to the merger. On November 5, 1999, Presley completed the acquisition of substantially all of the assets of William Lyon Homes, Inc. ("Old William Lyon Homes") for a cash purchase price of $42.6 million ($45.3 million including acquisition costs) and the assumption of $101.1 million of liabilities of Old William Lyon Homes (the "Acquisition"). The Acquisition was accounted for as a purchase and, accordingly, the purchase price was allocated based on the fair value of the assets and liabilities acquired, with the excess of the purchase price over the net assets acquired of $8.7 million reflected as goodwill to be amortized on a straight-line basis over an estimated useful life of seven years.

     Effective on November 5, 1999, Old William Lyon Homes changed its name to Corporate Enterprises, Inc. On December 29, 1999, The Presley Companies issued a Press Release, a copy of which is attached hereto as Exhibit 99.4, announcing that it would change its name to William Lyon Homes ("New William Lyon Homes" or the "Company") effective after the close of business on Friday, December 31, 1999 and that it would change its stock ticker symbol from PDC to WLS effective Monday, January 3, 2000. The Company's common stock continues to trade on the New York Stock Exchange.

     The following Unaudited Pro Forma Condensed Combined Financial Statements are derived from the consolidated historical financial statements of Presley and Old William Lyon Homes. The Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 1999 and Combined Statements of Income for the year ended December 31, 1998 and the nine months ended September 30, 1999 are presented as if the Acquisition had been completed on September 30, 1999 for purposes of the Combined Balance Sheet and January 1, 1998 for purposes of the Combined Statements of Income. Pro forma adjustments have been made in the accompanying statements to reflect the impact of purchase accounting and other items that management believes reasonable under the circumstances.

     The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the historical consolidated financial statements of Presley, including the notes thereto, and the historical consolidated financial statements of Old William Lyon Homes, including notes thereto, included in this Form 8-K/A. The Unaudited Pro Forma Condensed Combined Financial Statements are presented for illustrative purposes only and do not purport to represent the Company's financial position as of September 30, 1999 or the results of operations for the year ended December 31, 1998 and the nine months ended September 30, 1999 that would actually have occurred had the Acquisition been completed on the dates indicated, nor do they represent a forecast of the Company's financial position or results of operations as of any future date or any future period. Furthermore, no effect has been given in the Unaudited Pro Forma Condensed Combined Financial Statements for operating and synergistic benefits that may be realized through the combination of entities.

                               WILLIAM LYON HOMES
                        (FORMERLY THE PRESLEY COMPANIES)

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1999

                                     ASSETS

                                                          OLD                          PRO FORMA
                                           THE        WILLIAM LYON    PRO FORMA       NEW WILLIAM
                                       OLD COMPANY       HOMES       ADJUSTMENTS       LYON HOMES
                                       ------------   ------------   ------------     ------------
Cash and cash equivalents............  $  7,223,000   $  8,909,000   $   (466,000)(c) $ 14,587,000
                                                                       (1,079,000)(d)
Receivables..........................    17,087,000                     1,465,000(b)    17,938,000
                                                                         (614,000)(d)
Due from affiliates..................                       36,000                          36,000
Real estate inventories..............   164,777,000    119,806,000     12,075,000(a)   254,826,000
                                                                      (37,783,000)(c)
                                                                       (4,049,000)(d)
Investments in and advances to
  unconsolidated joint ventures......    36,632,000      4,748,000     (1,907,000)(a)   42,871,000
                                                                        5,336,000(c)
                                                                       (1,938,000)(d)
Property and equipment, less
  accumulated depreciation...........     2,259,000                       460,000(b)     2,719,000
Deferred loan costs..................     2,204,000                                      2,204,000
Goodwill.............................                                   8,689,000(a)     8,689,000
Other assets.........................     5,325,000      2,001,000     (1,925,000)(b)    5,069,000
                                                                         (332,000)(d)
                                       ------------   ------------                    ------------
                                       $235,507,000   $135,500,000                    $348,939,000
                                       ============   ============                    ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable.....................  $ 20,692,000   $  9,581,000   $ (1,997,000)(b) $ 25,828,000
                                                                         (707,000)(c)
                                                                       (1,741,000)(d)
Accrued expenses.....................    23,839,000                     1,997,000(b)    25,836,000
Notes payable........................    35,271,000     96,630,000     45,287,000(a)   141,440,000
                                                                      (32,206,000)(c)
                                                                       (3,542,000)(d)
12 1/2% Senior Notes due 2001........   120,000,000                                    120,000,000
Minority interest in consolidated
  joint ventures.....................                      130,000                         130,000
                                       ------------   ------------                    ------------
                                        199,802,000    106,341,000                     313,234,000
                                       ------------   ------------                    ------------
Stockholders' equity.................    35,705,000     29,159,000    (26,430,000)(a)   35,705,000
                                                                       (2,729,000)(d)
                                       ------------   ------------                    ------------
                                       $235,507,000   $135,500,000                    $348,939,000
                                       ============   ============                    ============

                               WILLIAM LYON HOMES
                        (FORMERLY THE PRESLEY COMPANIES)

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1998

                                                          OLD                           PRO FORMA
                                           THE        WILLIAM LYON    PRO FORMA        NEW WILLIAM
                                       OLD COMPANY       HOMES       ADJUSTMENTS       LYON HOMES
                                       ------------   ------------   ------------     -------------
Sales
Homes................................  $348,352,000   $ 67,759,000                    $ 416,111,000
  Lots, land and other...............    19,930,000                                      19,930,000
                                       ------------   ------------                    -------------
                                        368,282,000     67,759,000                      436,041,000
                                       ------------   ------------                    -------------
Operating costs
  Cost of sales -- homes.............  (297,781,000)   (56,394,000)  $ (3,031,000)(e)  (357,206,000)
  Cost of sales -- lots, land and
     other...........................   (20,992,000)                                    (20,992,000)
  Sales and marketing................   (21,463,000)    (2,858,000)                     (24,321,000)
  General and administrative
     expenses........................   (15,965,000)    (8,170,000)       119,000(b)    (24,016,000)
  Amortization of goodwill...........                                  (1,241,000)(f)    (1,241,000)
                                       ------------   ------------                    -------------
                                       (356,201,000)   (67,422,000)                    (427,776,000)
                                       ------------   ------------                    -------------
Income from unconsolidated joint
  ventures...........................     3,499,000      3,649,000                        7,148,000
                                       ------------   ------------                    -------------
Operating income.....................    15,580,000      3,986,000                       15,413,000
Interest expense, net of amounts
  capitalized........................    (9,214,000)                     (923,000)(g)   (10,137,000)
Financial advisory expenses..........    (1,286,000)                                     (1,286,000)
Other income (expense), net..........     3,225,000      2,447,000       (119,000)(b)     5,553,000
Minority interest in consolidated
  joint ventures' operations.........                      (24,000)                         (24,000)
                                       ------------   ------------                    -------------
Income before income taxes and
  extraordinary item.................     8,305,000      6,409,000                        9,519,000
Provision for income taxes...........    (1,191,000)       (96,000)       (74,000)(h)    (1,361,000)
                                       ------------   ------------                    -------------
Net income (excluding extraordinary
  item)..............................  $  7,114,000   $  6,313,000                    $   8,158,000
                                       ============   ============                    =============
Basic and diluted earnings per common
  share (excluding extraordinary
  item)..............................  $       0.14                                   $        0.78
                                       ============                                   =============
Basic and diluted average shares
  outstanding........................    52,195,678                   (41,756,542)(i)    10,439,136
                                       ============                                   =============

                               WILLIAM LYON HOMES
                        (FORMERLY THE PRESLEY COMPANIES)

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      NINE MONTHS ENDED SEPTEMBER 30, 1999

                                                          OLD                           PRO FORMA
                                           THE        WILLIAM LYON    PRO FORMA        NEW WILLIAM
                                       OLD COMPANY       HOMES       ADJUSTMENTS       LYON HOMES
                                       ------------   ------------   ------------     -------------
Sales
Homes................................  $261,686,000   $ 99,406,000   $ (5,435,000)(c) $ 355,657,000
  Lots, land and other...............     4,689,000                                       4,689,000
                                       ------------   ------------                    -------------
                                        266,375,000     99,406,000                      360,346,000
                                       ------------   ------------                    -------------
Operating costs
  Cost of sales -- homes.............  (216,188,000)   (82,285,000)     4,636,000(c)   (298,601,000)
                                                                       (4,764,000)(e)
  Cost of sales -- lots, land and
     other...........................    (4,813,000)                                     (4,813,000)
  Sales and marketing................   (12,658,000)    (3,711,000)       530,000(c)    (15,839,000)
  General and administrative
     expenses........................   (12,817,000)    (8,427,000)       163,000(c)    (21,081,000)
  Amortization of goodwill...........                                    (931,000)(f)      (931,000)
                                       ------------   ------------                    -------------
                                       (246,476,000)   (94,423,000)                    (341,265,000)
                                       ------------   ------------                    -------------
Income from unconsolidated joint
  ventures...........................    12,278,000        435,000         53,000(c)     12,331,000
                                                                         (435,000)(d)
                                       ------------   ------------                    -------------
Operating income.....................    32,177,000      5,418,000                       31,412,000
Interest expense, net of amounts
  capitalized........................    (4,554,000)                     (692,000)(g)    (5,246,000)
Financial advisory expenses..........    (2,197,000)                                     (2,197,000)
Other income (expense), net..........     2,366,000      1,162,000                        3,528,000
Minority interest in consolidated
  joint ventures' operations.........                     (104,000)                        (104,000)
                                       ------------   ------------                    -------------
Income before income taxes and
  extraordinary item.................    27,792,000      6,476,000                       27,393,000
Provision for income taxes...........    (3,988,000)       (97,000)       168,000(h)     (3,917,000)
                                       ------------   ------------                    -------------
Net income (excluding extraordinary
  item)..............................  $ 23,804,000   $  6,379,000                    $  23,476,000
                                       ============   ============                    =============
Basic and diluted earnings per common
  share (excluding extraordinary
  item)..............................  $       0.46                                   $        2.25
                                       ============                                   =============
Basic and diluted average shares
  outstanding........................    52,195,678                   (41,756,542)(i)    10,439,136
                                       ============                                   =============

                               WILLIAM LYON HOMES
                        (FORMERLY THE PRESLEY COMPANIES)

                          NOTES TO UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS

     (a) Recordation of the Acquisition using purchase accounting based upon the following adjusted cash purchase price and acquisition costs which were funded by the Company's Working Capital Facility:

Original cash purchase price................................  $48,000,000
Reduction to cash purchase price for the excluded assets and
liabilities (see Note (d) below)............................   (5,402,000)
                                                              -----------
Adjusted cash purchase price................................   42,598,000
Acquisition costs...........................................    2,689,000
                                                              -----------
Adjusted cash purchase price and acquisition costs..........  $45,287,000
                                                              ===========

     The step-up in net assets acquired of $10,168,000 is based on the estimated fair value of the assets acquired of $137,656,000 less liabilities assumed of $101,058,000, in accordance with Accounting Principles Board Opinion No. 16, "Accounting for Business Combinations," as amended.

Step-up in real estate inventories..........................  $12,075,000
Reduction in investments in and advances to unconsolidated
joint ventures..............................................   (1,907,000)
                                                              -----------
                                                               10,168,000
Excess of purchase price over net assets acquired
  (goodwill)................................................    8,689,000
Equity of Old William Lyon Homes (after excluding net
  historical cost of assets not acquired and liabilities not
  assumed of $2,729,000 -- see Note (d) below)..............   26,430,000
                                                              -----------
Adjusted cash purchase price and acquisition costs..........  $45,287,000
                                                              ===========

     (b) Reclassification of Old William Lyon Homes amounts to conform with the Company's presentation.

     (c) Adjustment to reclassify $5,336,000 of net assets relating to certain Old William Lyon Homes assets (cash of $466,000 and real estate inventories of $37,783,000) and related liabilities (accounts payable of $707,000 and notes payable of $32,206,000) which were purchased by Presley and simultaneously contributed to joint ventures in conjunction with the Acquisition. The net assets were contributed to joint ventures in which the Company does not have a majority interest at their fair market value of $3,429,000, which represents a $1,907,000 reduction to their historical cost basis of $5,336,000 (see note (a) above). The investment in these new joint ventures is reflected as investments in unconsolidated joint ventures and the historical operations are reflected as income from unconsolidated joint ventures using the equity method.

     (d) Adjustment to exclude assets not acquired and liabilities not assumed and their related income that was not acquired (net historical cost $2,729,000).

     (e) Increase to cost of sales -- homes resulting from the purchase accounting adjustment related to the step-up in net assets acquired and the additional capitalized interest related to the acquisition financing.

     (f) Amortization of the excess of purchase price over net assets acquired (goodwill) on a straight-line basis over an estimated useful life of seven years.

     (g) Interest related to the acquisition financing, net of amounts capitalized. The adjusted cash purchase price and acquisition costs of $45,287,000 was financed by borrowings under the Company's Working Capital Facility which bears a variable rate of interest based on the "reference rate" of Chase Manhattan Bank plus 2% or alternatively a specified overseas base rate plus 4.4%, but not less than 8% (10.6% as of December 23, 1999). An increase in the borrowing rate on all variable rate debt of 0.125% would total approximately $176,000 for the year ended December 31, 1998 and $134,000 for the nine months ended September 30, 1999.

     (h) Pro forma effect on combined income taxes resulting from the operations of Old William Lyon Homes and other pro forma adjustments based on the Company's effective tax rate of 14.3% for the periods

                               WILLIAM LYON HOMES
                        (FORMERLY THE PRESLEY COMPANIES)

                          NOTES TO UNAUDITED PRO FORMA
              CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

presented. Presley's effective tax rate of 14.3% has been utilized for pro forma purposes in place of the statutory tax rate because Presley's historical effective tax rate is significantly lower than the statutory tax rate due to substantial unrecognized net operating loss carryforwards which will continue to be available in future years. These net operating losses reduce Presley's effective tax rate.

     (i) Reflects the merger of Presley with and into its wholly owned subsidiary, Presley Merger Sub, Inc., and the related one-for-five common stock exchange as if it occurred at the beginning of the periods presented.

                         REPORT OF INDEPENDENT AUDITORS

To the Stockholders
William Lyon Homes, Inc.

     We have audited the accompanying consolidated balance sheets of William Lyon Homes, Inc. as of December 31, 1997 and 1998, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the management of William Lyon Homes, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of William Lyon Homes, Inc. at December 31, 1997 and 1998, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                                  /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

Newport Beach, California
January 29, 1999

                            WILLIAM LYON HOMES, INC.

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                            DECEMBER 31,
                                                     --------------------------    SEPTEMBER 30,
                                                        1997           1998            1999
                                                     -----------    -----------    -------------
                                                                                    (UNAUDITED)
Cash and cash equivalents..........................  $ 6,314,000    $ 7,800,000    $  8,909,000
Due from affiliates (Note 8).......................      118,000         81,000          36,000
Real estate projects (Notes 2, 5 and 8)............   26,958,000     79,385,000     119,806,000
Investments in and advances to unconsolidated joint
  ventures (Note 10)...............................    3,975,000      1,432,000       4,748,000
Other assets, net (Note 3).........................    1,598,000      1,742,000       2,001,000
                                                     -----------    -----------    ------------
                                                     $38,963,000    $90,440,000    $135,500,000
                                                     ===========    ===========    ============

                              LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities (Note
  4)...............................................  $ 2,910,000    $11,489,000    $  9,581,000
Notes payable secured by real estate projects (Note
  5)...............................................   18,086,000     53,327,000      87,489,000
Note payable, unsecured (Note 5)...................           --      2,815,000       9,141,000
Minority interest in consolidated joint ventures...           --         29,000         130,000
                                                     -----------    -----------    ------------
                                                      20,996,000     67,660,000     106,341,000
                                                     -----------    -----------    ------------
Commitments and contingencies (Note 6)
Stockholders' equity
  Common stock, stated value; 100,000 shares
     authorized, 1,200 issued and outstanding......      300,000        300,000         300,000
  Additional paid-in capital.......................    6,200,000      6,200,000       6,200,000
  Retained earnings................................   11,467,000     16,280,000      22,659,000
                                                     -----------    -----------    ------------
                                                      17,967,000     22,780,000      29,159,000
                                                     -----------    -----------    ------------
                                                     $38,963,000    $90,440,000    $135,500,000
                                                     ===========    ===========    ============

See accompanying notes to consolidated financial statements.

                            WILLIAM LYON HOMES, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                               NINE MONTHS ENDED
                                         YEAR ENDED DECEMBER 31,                 SEPTEMBER 30,
                                 ---------------------------------------   --------------------------
                                    1996          1997          1998          1998           1999
                                 -----------   -----------   -----------   -----------   ------------
                                                                                  (UNAUDITED)
REVENUES
Sale of residential units......  $42,480,000   $23,569,000   $67,759,000   $28,270,000   $ 99,406,000
Sale of land and lots..........    3,660,000            --            --            --             --
Income from unconsolidated
  joint ventures...............    1,275,000     4,183,000     3,649,000     3,639,000        435,000
Management fee income..........    3,437,000     2,758,000     1,061,000       852,000        674,000
Other income...................      297,000       738,000     1,323,000       885,000        392,000
Interest income................      275,000       335,000       265,000       215,000        139,000
                                 -----------   -----------   -----------   -----------   ------------
                                  51,424,000    31,583,000    74,057,000    33,861,000    101,046,000
                                 -----------   -----------   -----------   -----------   ------------
COSTS
Cost of residential units
  sold.........................   39,540,000    20,577,000    56,394,000    23,308,000     82,285,000
Cost of land and lots sold.....    3,513,000            --            --            --             --
Marketing expense..............    1,796,000     1,372,000     2,858,000     1,641,000      3,711,000
Management fee expense.........       33,000        64,000        69,000        54,000             --
General and administrative
  expense......................    4,802,000     5,656,000     8,170,000     6,098,000      8,427,000
Miscellaneous expenses.........      261,000        18,000       133,000       114,000         43,000
                                 -----------   -----------   -----------   -----------   ------------
                                  49,945,000    27,687,000    67,624,000    31,215,000     94,466,000
                                 -----------   -----------   -----------   -----------   ------------
MINORITY INTEREST IN
  CONSOLIDATED JOINT VENTURES'
  OPERATIONS...................        2,000        (4,000)       24,000        (3,000)       104,000
                                 -----------   -----------   -----------   -----------   ------------
INCOME BEFORE INCOME TAXES.....    1,477,000     3,900,000     6,409,000     2,649,000      6,476,000
PROVISION FOR INCOME TAXES
  (Note 7).....................       22,000        58,000        96,000        40,000         97,000
                                 -----------   -----------   -----------   -----------   ------------
NET INCOME.....................  $ 1,455,000   $ 3,842,000   $ 6,313,000   $ 2,609,000   $  6,379,000
                                 ===========   ===========   ===========   ===========   ============

See accompanying notes to consolidated financial statements.

                            WILLIAM LYON HOMES, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                        NUMBER OF              ADDITIONAL
                                         COMMON      COMMON     PAID-IN      RETAINED
                                         SHARES      STOCK      CAPITAL      EARNINGS        TOTAL
                                        ---------   --------   ----------   -----------   -----------
BALANCE -- December 31, 1995..........    1,200     $300,000   $5,700,000   $ 6,170,000   $12,170,000
Net income............................       --           --           --     1,455,000     1,455,000
                                          -----     --------   ----------   -----------   -----------
BALANCE -- December 31, 1996..........    1,200      300,000    5,700,000     7,625,000    13,625,000
Contribution from stockholders........       --           --      500,000            --       500,000
Net income............................       --           --           --     3,842,000     3,842,000
                                          -----     --------   ----------   -----------   -----------
BALANCE -- December 31, 1997..........    1,200      300,000    6,200,000    11,467,000    17,967,000
Cash dividends declared and paid......       --           --           --    (1,500,000)   (1,500,000)
Net income............................       --           --           --     6,313,000     6,313,000
                                          -----     --------   ----------   -----------   -----------
BALANCE -- December 31, 1998..........    1,200      300,000    6,200,000    16,280,000    22,780,000
Net income (unaudited)................       --           --           --     6,379,000     6,379,000
                                          -----     --------   ----------   -----------   -----------
BALANCE -- September 30, 1999
(unaudited)...........................    1,200     $300,000   $6,200,000   $22,659,000   $29,159,000
                                          =====     ========   ==========   ===========   ===========

See accompanying notes to consolidated financial statements.

                            WILLIAM LYON HOMES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                         NINE MONTHS ENDED
                                                YEAR ENDED DECEMBER 31,                    SEPTEMBER 30,
                                       ------------------------------------------   ---------------------------
                                           1996           1997           1998           1998           1999
                                       ------------   ------------   ------------   ------------   ------------
                                                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING
ACTIVITIES
Net income...........................  $  1,455,000   $  3,842,000   $  6,313,000   $  2,609,000   $  6,379,000
Adjustments to reconcile net income
  to net cash provided by (used in)
  operating activities
Income (loss) from unconsolidated
  joint ventures.....................     1,275,000      4,183,000      3,649,000             --             --
  Depreciation and amortization......        37,000         39,000         70,000         41,000        103,000
  (Increase) decrease in due from
    affiliates.......................       (50,000)       (14,000)        37,000     (3,169,000)        45,000
  Decrease (increase) in real estate
    projects.........................    13,365,000    (15,353,000)   (52,427,000)   (33,617,000)   (40,421,000)
  (Increase) decrease in other
    assets, net......................      (554,000)       157,000       (214,000)       814,000       (362,000)
  Increase (decrease) in accounts
    payable and accrued
    liabilities......................     1,174,000       (601,000)     8,579,000      8,234,000     (1,908,000)
  Minority interest in consolidated
    joint ventures' operations.......         2,000         (4,000)        24,000         19,000        104,000
                                       ------------   ------------   ------------   ------------   ------------
Net cash provided by (used in)
  operating activities...............    16,704,000     (7,751,000)   (33,969,000)   (25,069,000)   (36,060,000)
                                       ------------   ------------   ------------   ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES
Increase in investment in and
  advances to unconsolidated joint
  ventures...........................    (1,517,000)    (5,624,000)    (1,106,000)     2,014,000     (3,316,000)
                                       ------------   ------------   ------------   ------------   ------------
Net cash used in investing
  activities.........................    (1,517,000)    (5,624,000)    (1,106,000)     2,014,000     (3,316,000)
                                       ------------   ------------   ------------   ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES
Minority interest contributions
  (distributions), net...............       (10,000)        (4,000)         5,000             --         (3,000)
Borrowings on notes payable..........    29,868,000     35,511,000    106,137,000     69,231,000    135,250,000
Repayments on notes payable..........   (42,160,000)   (25,723,000)   (68,081,000)   (40,562,000)   (94,762,000)
Contribution from stockholders.......            --        500,000             --             --             --
Dividends............................            --             --     (1,500,000)    (1,500,000)            --
                                       ------------   ------------   ------------   ------------   ------------
Net cash (used in) provided by
  financing activities...............   (12,302,000)    10,284,000     36,561,000     27,169,000     40,485,000
                                       ------------   ------------   ------------   ------------   ------------
INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS........................     2,885,000     (3,091,000)     1,486,000      4,113,000      1,109,000
CASH AND CASH EQUIVALENTS --
  beginning of period................     6,520,000      9,405,000      6,314,000      6,314,000      7,800,000
                                       ------------   ------------   ------------   ------------   ------------
CASH AND CASH EQUIVALENTS -- end of
  period.............................  $  9,405,000   $  6,314,000   $  7,800,000   $ 10,428,000   $  8,909,000
                                       ============   ============   ============   ============   ============

See accompanying notes to consolidated financial statements.

                            WILLIAM LYON HOMES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

     William Lyon Homes, Inc. ("WLHI") was incorporated under the laws of the state of California on September 28, 1992. WLHI was formed to engage in all aspects of residential real estate development.

Principles of Consolidation

     The consolidated financial statements include the accounts of WLHI, and all majority-owned subsidiaries and joint ventures. Investments in joint ventures in which the Company has a 50% or less ownership interest are accounted for using the equity method. The accounting policies of the joint ventures are substantially the same as those of the Company. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet dates, and revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

     The Company defines cash equivalents as all highly liquid investments with a maturity of three months or less from the date of purchase.

Real Estate Projects

     The Company's real estate projects consist of land, development in process, substantially completed units and deposits on future projects, all at cost. All direct land costs, offsite and onsite improvements, and carrying charges are capitalized to real estate projects under active development; marketing costs are generally expensed in the period incurred land, offsite costs and all other common costs are allocated to land parcels benefited based upon relative fair values before construction. Onsite construction costs and related carrying costs (principally interest and property taxes) are allocated to individual homes within a phase based upon the relative sales value of the homes.

     The Company accounts for the real estate projects in accordance with Financial Accounting Standards Board Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of ("Statement No. 121"). Statement No. 121 requires impairment losses be recorded on assets to be held and used by the Company when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets (excluding interest) are less than the carrying amount of the assets. Under Statement No. 121, when an asset to be held and used by the Company is determined to be impaired, the related carrying value of the asset is adjusted to its estimated fair value. Statement No. 121 also requires that long-lived assets that are held for disposal be reported at the lower of the assets' carrying amount or fair value less costs of disposal.

     Fair value represents the amount at which an asset could be bought or sold in a current transaction between willing parties; that is, other than a forced or liquidation sale. The estimation process involved in determining if assets have been impaired and in the determination of fair value is inherently uncertain since it requires estimates of current market yields as well as future events and conditions. Such future events and conditions include economic and market conditions, as well as the availability of suitable financing to fund development and construction activities. The realization of the Company's real estate projects is dependent

                            WILLIAM LYON HOMES, INC.

upon future uncertain events and conditions and, accordingly, the actual timing and amounts realized by the Company may be materially different from the estimated fair values as described herein.

     Management has evaluated the real estate projects and determined that no indicators of impairment are present as of December 31, 1997 and 1998, and September 30, 1999.

Depreciation and Amortization

     The Company depreciates computers and equipment (Note 3) over estimated useful lives of five years using the double-declining balance method and furniture over estimated useful lives of seven years using the double-declining balance method.

Sales and Profit Recognition

     A sale is recorded and profit recognized when a sale is consummated, the buyer's initial and continuing investments are adequate, any receivables are not subject to future subordination, and the usual risks and rewards of ownership have been transferred to the buyer in accordance with the provisions of Statement of Financial Accounting Standards No. 66 "Accounting for Sales of Real Estate." When it is determined that the earnings process is not complete, profit is deferred for recognition in future periods. As of December 31, 1997 and 1998 and September 30, 1999, there are no deferred profits.

Management Fees

     The Company provides development services to various affiliated entities and in return receives management fees. Management fees are recognized and earned, as specified in the applicable agreements, as the related homes are constructed and sold. Management fees earned from consolidated subsidiaries and joint ventures are eliminated in consolidation.

Segment Information

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, Disclosures About Segments of an Enterprise and Related Information ("Statement No. 131"). Statement No. 131 superseded FASB Statement No. 14, Financial Reporting for Segments of a Business Enterprise. Statement No. 131 establishes new standards for segment reporting which are based on the way management organizes segments within the Company for making operating decisions and assessing performance. The adoption of Statement No. 131 did not affect the results of operations or financial position of the Company.

     The Company designs, constructs and sells a wide range of homes designed to meet the specific needs of each of its markets. For internal reporting purposes, the Company is organized into two geographic home building regions. Because each of the Company's geographic home building regions has similar economic characteristics, housing products and class of prospective buyers, the geographic home building regions have been aggregated into a single home building segment.

     The Company evaluates performance and allocates resources primarily on income before income taxes of individual home building projects. All revenues are from external customers and no revenues are generated from transactions with other segments. There were no customers that contributed 10% or more of the Company's total revenues during the periods presented.

Reclassifications

     Certain amounts contained in the consolidated financial statements for the years ended December 31, 1996 and 1997 have been reclassified to conform to the December 31, 1998 presentation.

                            WILLIAM LYON HOMES, INC.

NOTE 2 -- REAL ESTATE PROJECTS

     Real estate projects consist of the following:

                                            DECEMBER 31,
                                     --------------------------    SEPTEMBER 30,
                                        1997           1998            1999
                                     -----------    -----------    -------------
                                                                    (UNAUDITED)
Land held for development..........  $15,861,000    $46,273,000    $ 36,597,000
Development in process.............    6,562,000     17,840,000      55,542,000
Substantially completed units,
  including models.................    3,236,000     10,306,000      16,562,000
Deposits on future projects........    1,299,000      4,966,000      11,105,000
                                     -----------    -----------    ------------
                                     $26,958,000    $79,385,000    $119,806,000
                                     ===========    ===========    ============

NOTE 3 -- OTHER ASSETS

     Other assets are stated at cost, net of accumulated depreciation, and consist of the following:

                                              DECEMBER 31,
                                        ------------------------    SEPTEMBER 30,
                                           1997          1998           1999
                                        ----------    ----------    -------------
                                                                     (UNAUDITED)
Computers.............................  $  201,000    $  500,000     $  518,000
Equipment.............................      29,000        40,000         40,000
Furniture.............................          --        44,000        124,000
                                        ----------    ----------     ----------
                                           230,000       584,000        682,000
Accumulated depreciation..............    (125,000)     (196,000)      (222,000)
                                        ----------    ----------     ----------
                                           105,000       388,000        460,000
                                        ----------    ----------     ----------
Deposits..............................          --        52,000         52,000
Prepaid assets........................      89,000       262,000         24,000
Accounts receivable...................     462,000       806,000      1,226,000
Escrow proceeds.......................     942,000       234,000        239,000
                                        ----------    ----------     ----------
                                        $1,598,000    $1,742,000     $2,001,000
                                        ==========    ==========     ==========

NOTE 4 -- ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

     Accounts payable and accrued liabilities consist of the following:

                                             DECEMBER 31,
                                       -------------------------    SEPTEMBER 30,
                                          1997          1998            1999
                                       ----------    -----------    -------------
                                                                     (UNAUDITED)
Accrued interest payable.............  $   47,000    $   409,000     $  743,000
Warranty reserve.....................     511,000      1,084,000      1,254,000
Accounts payable and other accrued
  expenses...........................     859,000      3,031,000      3,863,000
Accrued construction payables........   1,493,000      6,965,000      3,721,000
                                       ----------    -----------     ----------
                                       $2,910,000    $11,489,000     $9,581,000
                                       ==========    ===========     ==========

                            WILLIAM LYON HOMES, INC.

NOTE 5 -- NOTES PAYABLE

     Notes payable secured by real estate projects consist of the following:

                                                        DECEMBER 31,
                                                  -------------------------   SEPTEMBER 30,
                                                     1997          1998           1999
                                                  -----------   -----------   -------------
                                                                               (UNAUDITED)
Acquisition and development loans payable,
secured by real estate projects, bearing
interest at rates ranging from prime plus 0.25%
to 0.50%, with varying maturities from October
14, 2000 to October 1, 2002.....................  $   667,000   $13,616,000    $36,077,000
Construction loans payable, secured by real
  estate projects, bearing interest at rates
  ranging from prime plus 0.25% to 0.50%, with
  varying maturities from January 3, 2000 to
  October 1, 2002...............................    6,023,000    24,394,000     36,575,000
Junior notes payable secured by real estate
  projects, bearing interest at rates ranging
  from prime plus 1.00% to prime plus 1.25% and
  19%, with varying maturities from November 30,
  1999 to May 31, 2002..........................    1,370,000     8,757,000     14,837,000
Land loan payable, secured by real estate
  project, bearing interest at prime, due March
  26, 1999......................................   10,026,000     6,560,000             --
                                                  -----------   -----------    -----------
                                                  $18,086,000   $53,327,000    $87,489,000
                                                  ===========   ===========    ===========

     At December 31, 1997 and 1998, and September 30, 1999, the carrying value of the real estate projects securing notes payable totaled $23,575,000, $73,457,000, and $108,827,000, respectively.

     Notes payable, unsecured, includes a line of credit bearing interest at prime plus 1.00% due June 7, 2000.

     During the years ended December 31, 1996, 1997 and 1998, and the nine months ended September 30, 1998 and 1999, the Company incurred $1,748,000, $1,056,000, $3,076,000, $1,915,000 and $5,983,000, respectively, of interest cost, all of which was capitalized to the real estate projects. The prime rate averaged 8.27%, 8.44%, 8.35%, 8.50% and 7.87% during the years ended December 31, 1996, 1997 and 1998, and the nine months ended September 30, 1998 and 1999, respectively, and was 8.50%, 7.75% and 8.25% at December 31, 1997 and 1998, and September 30, 1999, respectively. The notes payable secured by real estate projects are generally repaid as the individual units are closed based on a predetermined formula and are extended or refinanced when necessary. At December 31, 1997 and 1998, and September 30, 1999, the loan balances approximated fair value.

NOTE 6 -- COMMITMENTS AND CONTINGENCIES

     The Company's commitments and contingencies include the usual obligations incurred by real estate developers and asset managers in the normal course of business. In the opinion of management, these matters will not have a material effect on the Company's financial position or results of operations. As of December 31, 1997 and 1998, and September 30, 1999, WLHI has guaranteed approximately $16,044,000, $63,597,000 and $95,427,000 of indebtedness.

     In some jurisdictions in which the Company develops and constructs real estate, assessment and Community Facilities District bonds are issued by government entities to finance major infrastructure improvements. As a land owner benefited by these improvements, the Company is responsible for the assessments on its land. When properties are sold, the assessments are either prepaid or the buyers assume the responsibility for the related assessments.

                            WILLIAM LYON HOMES, INC.

     Pursuant to an option agreement dated October 30, 1997 with Acacia Credit Fund 5, a limited liability company, WLHI has committed to purchase 159 lots at $39,000 per lot by November 30, 1999. As of December 31, 1998 and September 30, 1999, 76 lots and 159 lots, respectively, have been purchased under this agreement.

NOTE 7 -- INCOME TAXES

     The Company has elected to be taxed as an S corporation for federal and state income tax purposes. As an S corporation, the Company is not taxed directly other than a 1.5% state franchise tax; the stockholders are taxed on their pro rata share of the Company's taxable income. The provision for state franchise tax for the years ended December 31, 1996, 1997 and 1998, and the nine months ended September 30, 1998 and 1999, is reflected in the consolidated statements of income.

     Under the provisions of the Internal Revenue Code, a partnership is not subject to income taxes. Accordingly, income taxes on any income realized are the responsibility of the respective partners.

NOTE 8 -- RELATED PARTY TRANSACTIONS

     The Company purchased real estate projects for a total purchase price of $520,000 and $500,000 from The William Lyon Company ("TWLC") during the years ended December 31, 1996 and 1998, respectively. TWLC is owned approximately 93% by the majority stockholder of WLHI.

     The Company purchased a real estate project for a total purchase price of $3,710,000 from The Presley Companies during the year ended December 31, 1998. The majority stockholder of the Company is a major shareholder of The Presley Companies.

     For the years ended December 31, 1996, 1997 and 1998, and the nine months ended September 30, 1998 and 1999, WLHI earned management fees of $3,437,000, $2,758,000, $1,061,000, $852,000 and $674,000, respectively, for managing and selling real estate owned by various affiliated unconsolidated entities. In addition, for the year ended December 31, 1998 and the nine months ended September 30, 1998 and 1999, WLHI earned fees of $160,000, $108,000 and $105,000, respectively, for other services performed for affiliates.

     For the years ended December 31, 1996, 1997 and 1998, and the nine months ended September 30, 1998 and 1999, the Company incurred onsite personnel costs of $2,090,000, $1,674,000, $2,842,000, $1,911,000, and $2,884,000, respectively, paid to WLHI.

     For the years ended December 31, 1996, 1997 and 1998, and the nine months ended September 30, 1998 and 1999, the Company incurred $244,000, $336,000, $469,000, $380,000, and $437,000, respectively, to The William Lyon Property Management Company ("TWLPMC") related to rent on its corporate office. TWLPMC is 57% owned by the majority stockholder of WLHI.

     Amount due from affiliates is primarily for direct labor costs provided by WLHI to individual partnerships which generally are repaid monthly from cash flows of the affiliates.

NOTE 9 -- 401(k) SAVINGS PLAN

     The Company is a participant in a 401(k) defined contribution plan (the "Plan") which is sponsored by an affiliate. The Plan benefits all employees who meet certain eligibility requirements. Employees generally become eligible to participate on the first entry date (January 1 or July 1) following the date of hire. Eligible employees may contribute a percentage of their compensation to the Plan, a portion of which may be matched by the Company at its sole discretion. For the years ended December 31, 1996, 1997 and 1998, and the nine months ended September 30, 1998 and 1999, the Company matched employee contributions at 2%, resulting in an expense of $69,000, $57,000, $83,000, $62,000, and $68,000, respectively.

                            WILLIAM LYON HOMES, INC.

NOTE 10 -- INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED JOINT VENTURES

     The Company accounts for investments in joint ventures in which it has a 50% or less ownership interest using the equity method. These joint ventures were formed for the purpose of acquiring land, and developing and selling single-family residences.

     The provisions of the partnership agreements for the unconsolidated partnerships include various formulas for allocations of profits and losses and distribution of cash. Profits are generally allocated first, to the partners to recover previous net loss allocations; second, to the partners to the extent of any preferred return; the balance, to the partners in accordance with their percentage interests, as defined. Losses are generally allocated first, to the partners in the same amounts and proportions as any net income previously allocated; second, to the partners in accordance with their percentage interests until the Company's capital account is reduced to zero; third, to the outside partner until its capital account is reduced to zero; the balance is allocated to the Company.

     Distributions are generally allocated first, for payment of the outside partner's preferred return; second, for payment of the outside partner's capital contributions until its capital balance equals the balance of the Company's capital contributions plus its unpaid preferred return; the balance to the partners in accordance with their percentage interests. Preferred returns are generally calculated at rates ranging from 9.75% to 10.50%.

     Certain unconsolidated partnerships have land purchase agreements whereby the land seller is entitled to share in profits as specified in the land purchase agreements. As units are sold, these costs are expensed.

     Condensed financial information regarding the Company's unconsolidated joint ventures is as follows:

                                                  AS OF DECEMBER 31,            AS OF
                                              --------------------------    SEPTEMBER 30,
                                                 1997           1998            1999
                                              -----------    -----------    -------------
                                                                             (UNAUDITED)
ASSETS
Cash and cash equivalents...................  $ 4,290,000    $   391,000     $   893,000
Real estate projects........................   31,853,000     22,611,000      62,502,000
Other assets................................    3,767,000         30,000         111,000
                                              -----------    -----------     -----------
                                              $39,910,000    $23,032,000     $63,506,000
                                              ===========    ===========     ===========
LIABILITIES AND PARTNERS' EQUITY
Accounts payable and accrued liabilities....  $ 4,759,000    $ 1,834,000     $ 2,596,000
Notes payable...............................   20,160,000     12,095,000      11,061,000
                                              -----------    -----------     -----------
                                              $24,919,000    $13,929,000     $13,657,000
Partners' equity WLHI.......................    3,975,000      1,432,000       4,748,000
Other partners..............................   11,016,000      7,671,000      45,101,000
                                              -----------    -----------     -----------
                                               14,991,000      9,103,000      49,849,000
                                              -----------    -----------     -----------
                                              $39,910,000    $23,032,000     $63,506,000
                                              ===========    ===========     ===========

                            WILLIAM LYON HOMES, INC.

                                                                           NINE MONTHS ENDED
                                  YEAR ENDED DECEMBER 31,                    SEPTEMBER 30,
                         ------------------------------------------    --------------------------
                            1996            1997           1998           1998           1999
                         -----------    ------------    -----------    -----------    -----------
                                                                              (UNAUDITED)
Revenues...............  $64,902,000    $103,556,000    $54,154,000    $49,977,000    $22,470,000
                         ===========    ============    ===========    ===========    ===========
Net income:
  WLHI.................  $ 1,275,000    $  4,183,000    $ 3,649,000    $ 3,639,000    $   435,000
  Other partners.......    4,552,000       7,656,000      4,404,000      4,426,000      1,586,000
                         -----------    ------------    -----------    -----------    -----------
                         $ 5,827,000    $ 11,839,000    $ 8,053,000    $ 8,065,000    $ 2,021,000
                         ===========    ============    ===========    ===========    ===========

NOTE 11 -- IMPACT OF YEAR 2000 (UNAUDITED)

     The year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failures or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions or normal business activities.

     The Company believes that it will not be required to modify or replace significant portions of its software and that the year 2000 issue will not pose significant operational problems for its computer systems. Ultimately, the potential impact of the year 2000 issue will depend not only on the corrective measures the Company undertakes, but also on the way in which the year 2000 issue is addressed by businesses and other entities whose financial condition or operational capability is important to the Company such as its bankers, lenders and suppliers. The Company is communicating with these parties to ensure they are aware of the year 2000 issue, to learn how they are addressing it and to evaluate any likely impact on the Company.

                                 EXHIBIT INDEX

Exhibit 10.2  Purchase Agreement and Escrow Instructions, dated as of
              October 7, 1999, by and among The Presley Companies, Presley
              Homes, William Lyon Homes, William Lyon and William H. Lyon
              (previously filed as Exhibit 10.2 to the Registration
              Statement on Form S-4 filed on October 7, 1999 and incorporated herein by this reference).
Exhibit 99.1  Press Release dated November 5, 1999 (previously filed as
              Exhibit 99.1 to the Company's Report on Form 8-K dated
              November 15, 1999 and incorporated herein by this reference).
Exhibit 99.2  Press Release dated November 11, 1999 (previously filed as
              Exhibit 99.2 to the Company's Report on Form 8-K dated
              November 15, 1999 and incorporated herein by this reference).
Exhibit 99.3  Press Release dated November 11, 1999 (previously filed as
              Exhibit 99.3 to the Company's Report on Form 8-K dated
              November 15, 1999 and incorporated herein by this reference).
Exhibit 99.4  Press Release dated December 29, 1999.